EXHIBIT 13.2

CERTIFICATION
REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18
OF THE UNITED STATES CODE

            In connection with the annual report of Harvest Operations Corp. (“Harvest”) on Form 20-F for the year ended December 31, 2013 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, I, Chang–Koo Kang, Chief Financial Officer of Harvest, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harvest.

Date: April 30, 2014

/s/ Chang–Koo Kang
Chang–Koo Kang
Chief Financial Officer